Exhibit 10.17

SENIOR SECURITIES PURCHASE AGREEMENT

This Senior Securities Purchase Agreement (this “Agreement”) is dated as of August __, 2022, by and among ProSomnus Holdings, Inc., a Delaware corporation (the “Target”), Lakeshore Acquisition I Corp., a Cayman Islands exempted company (including any successors resulting from the Merger (as defined below) (the “Company”) and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act (as defined below), and Rule 506 promulgated thereunder, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

WHEREAS, the Company has entered into (i) a Merger Agreement (as may be amended from time to time in accordance with Section 4.16(a), the “Merger Agreement”), dated as of May 9, 2022, with the Company, the Target, and LAAA Merger Sub Inc., a Delaware corporation (“Merger Sub”), pursuant to which, among other things, on the closing of the transactions contemplated by the Merger Agreement, the Company will merge with and into LAAA Merger Corp., a Delaware corporation, and the Target will become a wholly owned subsidiary of the Company (the “Merger”) and (ii) that certain Subordinated Securities Purchase Agreements, each dated as of August 2022, with certain investors party thereto, pursuant to which, among other things, the Company will issue and sell to each such investors, and each such investor will, severally and not jointly, purchase Original Issue Discount Subordinated Secured Convertible Notes and Common Stock purchase warrants (as may be amended from time to time in accordance with Section 4.16(a), the “Concurrent Securities Purchase Agreement” and such offering, the “Concurrent Offering”).

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE I.

DEFINITIONS

1.1            Definitions. In addition to the terms defined elsewhere in this Agreement: (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Convertible Notes (as defined herein), and (b) the following terms have the meanings set forth in this Section 1.1:

“Acquiring Person” shall have the meaning ascribed to such term in Section 4.7.

“Action” shall have the meaning ascribed to such term in Section 3.1(j).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee”  or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York are generally open for use by customers on such day.

“Cash Reserves” means, immediately following the Merger Closing and net of all short-term debt and debt repayment existing or required at the time of the Merger Closing and any fees and expenses incurred or reimbursed at the Merger Closing (including pursuant to this Agreement and the Concurrent Securities Purchase Agreement, unrestricted cash reserves of the surviving entity to the Merger on a consolidated basis.

“Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.1.

“Closing Date” means the Trading Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchasers’ obligations to pay the Subscription Amount and (ii) the Company’s obligations to deliver the Securities, in each case, have been satisfied or waived.

“Cohanzick” means the lead fund or account managed or advised by Cohanzik Management, LLC.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.0001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Concurrent Offering” shall have the meaning ascribed to such term in the recitals to this Agreement.

“Conversion Price” shall have the meaning ascribed to such term in the Convertible Notes.

“Conversion Shares” shall have the meaning ascribed to such term in the Convertible Notes.

“Convertible Notes” or “Notes” means the Senior Secured Convertible Notes due, subject to the terms therein, 36 months from their date of issuance, issued by the Company to the Purchasers hereunder, in the form of Exhibit A of the Indenture.

“Disclosure Schedules” means the disclosure schedules to the Merger Agreement delivered concurrently herewith.

“Disclosure Time” means 9:29 a.m. (New York City time) on the Trading Day immediately following the date hereof, unless otherwise instructed as to an different time by the Placement Agent.

“EGS” means Ellenoff Grossman & Schole LLP, with offices located at 1345 Avenue of the Americas, New York, New York 10105-0302.

“Effective Date” means the earliest of the date that (a) the initial Registration Statement has been declared effective by the Commission, (b) all of the Underlying Shares have been sold pursuant to Rule 144 or may be sold pursuant to Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 and without volume or manner-of-sale restrictions, (c) following the one year anniversary of the Closing Date provided that a holder of the Underlying Shares is not an Affiliate of the Company or (d) all of the Underlying Shares may be sold pursuant to an exemption from registration under Section 4(a)(1) of the Securities Act without volume or manner-of-sale restrictions and counsel to the Company at such time has delivered to such holders a standing written unqualified opinion that resales may then be made by such holders of the Underlying Shares pursuant to such exemption which opinion shall be in form and substance reasonably acceptable to such holders.

“Electing Purchaser” means all Purchasers who have delivered a Mandatory Purchase Notice pursuant to Section 4.19(c).

“Escrow Agent” means Alerus Financial, a national association.

“Escrow Agreement” means the escrow agreement entered into prior to the date hereof, by and among the Company, the Escrow Agent and the Placement Agent pursuant to which the Purchasers shall deposit Subscription Amounts with the Escrow Agent to be applied to the transactions contemplated hereunder.

“Evaluation Date” shall have the meaning ascribed to such term in Section 3.1(s).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company, (b) securities upon the exercise or exchange of or conversion of any Securities issued hereunder and the Concurrent Offering, warrants to the Placement Agent in connection with the transactions pursuant to this Agreement and any securities upon exercise of warrants to the Placement Agent and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities, (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the prohibition period in Section 4.13(a) herein, and provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities and (d) shares of Common Stock issued pursuant to a forward purchase agreement consummated prior to the Merger Closing provided that the terms and conditions of such agreement are satisfactory to Cohanzick.

“Existing Debt” means the Indebtedness of the Target with an aggregate principal amount of $15,088,000 to be repaid at the Closing as set forth on Schedule I attached hereto.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“Fundamental Change Purchase Date” means, as to a Fundamental Change, a date specified by the Company in the applicable notice that is not less than 20 or more than 35 Business Day after the occurrence of such Fundamental Change.

“Fundamental Change Expiration Date” means the time prior to 5 p.m. ET on the second Business Day immediately preceding the Fundamental Change Purchase Date.

“Funds Delivery Date” means the date that the Purchaser has delivered its Subscription Amount to the Escrow Account upon written instructions from the Company and Placement Agent to initiate payment in anticipation of the Closing.

“GAAP” shall have the meaning ascribed to such term in Section 3.1(h).

“Indebtedness” means obligations and indebtedness (i) for borrowed money (other than trade accounts payable incurred in the ordinary course of business), (ii) evidenced by a note, bond, debenture or similar instrument, (iii) under letters of credit, banker’s acceptances or similar credit transactions, (iv) under interest rate swaps, forward contracts, futures or other hedging arrangements and (v) for any other Person’s obligation or indebtedness of the same type as any of the foregoing, whether as obligor, guarantor or otherwise.

“Indenture” means the Indenture in the form attached hereto as Exhibit A.

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(o).

“Intercreditor Agreement” means the Intercreditor Agreement entered into by and among the Purchasers and the purchasers to the Concurrent Securities Purchase Agreement.

“Legend Removal Date” shall have the meaning ascribed to such term in Section 4.1(c).

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Lock-Up Agreement” means the Lock-Up Agreements entered into and delivered pursuant to the Merger Agreement.

“Make-Whole Amount” means, as to the applicable principal amount being purchased pursuant to Section 4.19(b) with respect to any Repayment Event that occurs on or prior to the eighteenth (18th) month after the Notes are issued pursuant to the Indenture, the amount of interest that, but for a Holder’s exercise of its right to cause its Notes or portion thereof to be purchased by the Company pursuant to Section 4.19(b), would have accrued under such Notes with respect to the principal amount being purchased at the interest rate in effect from the applicable Mandatory Purchase Date through the date that is the one (1) year anniversary after such Mandatory Purchase Date (using the Prime Rate in effect with respect to the then effective Interest Period on the Mandatory Purchase Date).

“Mandatory Purchase Amount” means, with respect to each Purchaser in connection with a Repayment Event, that amount that equals (i) a percentage equal to the outstanding principal amount of such Purchaser’s Note divided by the outstanding aggregate principal amount of the Notes of all Electing Purchasers multiplied by the Mandatory Purchase Proceeds.

“Mandatory Purchase Proceeds” means, in connection with any Repayment Event, (i) 100% of the aggregate gross proceeds received by the Company from such Repayment Event minus (ii) such gross proceeds used by the Company pursuant to the Subordinated Securities Purchase Agreement dated the date hereof to repay the outstanding principal amount of the Subordinated Debt.

“Material Adverse Effect” mean any change, event, or occurrence, individually or when aggregated with other changes, events, or occurrences, that has or would reasonably be expected to have a materially adverse effect on the business, operations or financial condition, of the Company, the Target and their respective Subsidiaries taken as a whole, provided however that none of the following alone or in combination shall be deemed, in and of itself, to constitute a Material Adverse Effect or be considered in any determination as to whether a Material Adverse Effect has occurred or is continuing: any changes, events, occurrences or effects arising out of, resulting from or attributable to (A) business or economic conditions in the world or the industries in which the Company, the Target or any of their respective Subsidiaries operates except to the extent (and solely to the extent) it impacts the Company or Target disproportionately to the industry in which it operates as a whole, (B) the economy, credit or financial or capital markets anywhere in the world (including, without limitation, changes in interest or exchange rates) except to the extent (and solely to the extent) it impacts the Company or Target disproportionately to the industry in which it operates as a whole, (C) changes in GAAP or any accounting standards or policies, (D) changes in law or other directives issued by the Commission or Trading Market, (E) the failure of the financial or operating performance of the Company, the Target or any of their respective Subsidiaries to meet projections, forecasts or budgets for any period (unless such failure results in the Company, the Target or any of their respective Subsidiaries not meeting any obligation under the Transaction Documents or results in an Event of Default under the Indenture), (F) any damage, destruction, loss or casualty to any of the properties or assets of the Company, the Target or any of their respective Subsidiaries that is covered by insurance, (G) acts of war, sabotage or terrorism, or any escalation or worsening of any such acts of war, sabotage or terrorism, (H) earthquakes, hurricanes, tornados or other natural disasters, epidemic, disease outbreak or pandemic (including the COVID-19 or SARS-CoV-2 virus or any mutation thereof), or (I) changes attributable to the public announcement or pendency of the transactions contemplated hereby.

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(m).

“Merger Closing” means the closing of the transactions contemplated by the Merger Agreement in accordance with the terms thereof.

“Maximum Rate” shall have the meaning ascribed to such term in Section 5.17.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Placement Agent” means Craig-Hallum Capital Group LLC.

“Pledged Securities” means any and all certificates and other instruments representing or evidencing all of the capital stock and other equity interests of the Subsidiaries.

“Principal Amount” means, as to each Purchaser, the amounts set forth below such Purchaser’s signature block on the signature pages hereto next to the heading “Principal Amount,” in United States Dollars, which shall equal such Purchaser’s Subscription Amount multiplied by 1.1111 ( such number, the “Original Issue Discount Factor”), provided, however, in the event that the Cash Reserves immediately following the Merger Closing are less than $30,000,000, for each $1,000,000 below $30,000,000, the original issue discount factor shall be increased by 0.1666667 but not to exceed 2.00000000 in the aggregate.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Public Information Failure” shall have the meaning ascribed to such term in Section 4.3(b).

“Public Information Failure Payments” shall have the meaning ascribed to such term in Section 4.3(b).

“Purchaser Party” shall have the meaning ascribed to such term in Section 4.10.

“Registration Rights Agreement” means the Registration Rights Agreement, dated on or about the date hereof, among the Company and the Purchasers and the purchasers to the Concurrent Securities Purchase Agreement, in the form of Exhibit B attached hereto.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale of the Underlying Shares by each Purchaser as provided for in the Registration Rights Agreement.

“Repayment Event” means the Company’s receipt of cash proceeds from the incurrence of indebtedness for borrowed money, the sale of assets of the Company or any Subsidiary, or casualty or condemnation events in which the Company receives insurance or condemnation proceeds.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Required Minimum” means, as of any date, the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future pursuant to the Transaction Documents, including any Underlying Shares issuable upon exercise in full of all Warrants or conversion in full of all Convertible Notes (including Underlying Shares issuable as payment of interest on the Convertible Notes), ignoring any conversion or exercise limits set forth therein, and assuming that the Conversion Price is at all times on and after the date of determination 75% of the then Conversion Price on the Trading Day immediately prior to the date of determination.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(h).

“Securities” means the Convertible Notes, the Warrants, the Warrant Shares and the Underlying Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Agreement” means the Senior Security Agreement, dated the date hereof, among the Company and the Purchasers, in the form of Exhibit D attached hereto.

“Security Documents” shall mean the Security Agreement, the Subsidiary Guarantees, the original Pledged Securities and any other documents and filing required thereunder in order to grant the Purchasers a first priority security interest in the assets of the Company and the Subsidiaries as provided in the Security Agreement, including all UCC-1 filing receipts.

“Shareholder Approval” means such approval as may be required by the applicable rules and regulations of the Nasdaq Stock Market (or any successor entity) from the shareholders of the Company with respect to the transactions contemplated by the Transaction Documents, including the issuance of all of the Underlying Shares in excess of 19.99% of the issued and outstanding Common Stock on the Closing Date.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include locating and/or borrowing shares of Common Stock).

“Subordinated Debt” has the meaning given such term in the Indenture.

“Subscription Amount” means, as to each Purchaser, the aggregate amount to be paid for Convertible Notes and Warrants purchased hereunder as specified below such Purchaser’s name on the signature page of this Agreement and next to the heading “Subscription Amount,” in United States dollars and in immediately available funds.

“Subsidiary” means any subsidiary of the Company or the Target and shall, where applicable, also include any direct or indirect subsidiary of the Company or the Target formed or acquired after the date hereof.

“Subsidiary Guarantee” means the Subsidiary Guarantee, dated the date hereof, by each Subsidiary in favor of the Purchasers, in the form of Exhibit E attached hereto.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, OTCQB or the OTCQX (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Indenture, the Convertible Notes, the Warrants, the Registration Rights Agreement, the Security Agreement, the Subsidiary Guarantee, the Intercreditor Agreement, the Lock-Up Agreement, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means Continental Stock Transfer & Trust Company, the current transfer agent of the Company and any successor transfer agent of the Company.

“Trustee” means Wilmington Trust, National Association, acting as trustee, collateral agent and paying agent for the Convertible Notes.

“Underlying Shares” means the Warrant Shares and shares of Common Stock issued and issuable pursuant to the terms of the Indenture and Convertible Notes, including without limitation, shares of Common Stock issued and issuable in lieu of the cash payment of interest on the Indenture and Convertible Notes in accordance with the terms of the Indenture, in each case without respect to any limitation or restriction on the conversion of the Convertible Notes or the exercise of the Warrants.

“Variable Rate Transaction” shall have the meaning ascribed to such term in Section 4.13(b).

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b)  if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported on the Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchasers of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“Warrants” means, collectively, the Common Stock purchase warrants delivered to the Purchasers at the Closing in accordance with Section 2.2(a) hereof, which Warrants shall be exercisable immediately and have a term of exercise equal to five years, in the form of Exhibit C attached hereto.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

ARTICLE II.

PURCHASE AND SALE

2.1            Closing. On the Closing Date which shall be concurrent with the Merger Closing, upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and the Purchasers, severally and not jointly, agree to purchase, up to an aggregate of $                in principal amount of the Convertible Notes. Each Purchaser shall deliver to the Escrow Agent, via wire transfer or a certified check, immediately available funds equal to such Purchaser’s Subscription Amount as set forth on the signature page hereto executed by such Purchaser, and the Company shall deliver to each Purchaser its respective Convertible Note and a Warrant, as determined pursuant to Section 2.2(a), and the Company and each Purchaser shall deliver the other items set forth in Section 2.2 deliverable at the Closing. Upon satisfaction or waiver by a majority in interest of the Purchasers of the covenants and conditions set forth in Sections 2.2 and 2.3, the Closing shall take place remotely by electronic transfer of the Closing documentation.

2.2            Deliveries.

(a)            On or prior to the Closing Date, the Company shall deliver or cause to be delivered to each Purchaser the following:

(i)             this Agreement duly executed by the Company and the Target;

(ii)            a legal opinion of counsel to the Company substantially in the form acceptable to a majority in interest of the Purchasers;

(iii)            a Convertible Note in certificated form in a principal amount equal to such Purchaser’s Principal Amount, registered in the name of such Purchaser, in form and substance reasonably satisfactory to a majority in interest of the Purchasers;

(iv)            a Warrant registered in the name of such Purchaser to purchase up to a number of shares of Common Stock equal to 10% of such Purchaser’s Conversion Shares on the Closing Date (but for such purposes assuming a Conversion Price of $1.00), with an exercise price equal to $11.50, subject to adjustment therein, in form and substance reasonably satisfactory to a majority in interest of the Purchasers;

(v)            the Company shall have provided each Purchaser with the wire instructions to the account set forth in the Escrow Agreement, on Company letterhead and executed by the Chief Executive Officer or Chief Financial Officer

(vi)            after the Merger has occurred, the Security Agreement, duly executed by the Company and each Subsidiary, along with all of the Security Documents, including the Subsidiary Guarantee, duly executed by the parties thereto, the original Pledged Securities and corresponding stock powers, in form and substance reasonably satisfactory to a majority in interest of the Purchasers;

(vii)            the Lock-Up Agreements, in form and substance reasonably satisfactory to a majority in interest of the Purchasers;

(viii)            the Registration Rights Agreement duly executed by the Company, in form and substance reasonably satisfactory to a majority in interest of the Purchasers;

(ix)            to Cohanzick, 50,000 shares of Common Stock (the “Commitment Shares”) as mutually agreed upon by the Company, Cohanzick and the Placement Agent;

(x)            evidence of insurance (which may consist of binders or certificates of insurance) and endorsements naming the Collateral Agent as loss payee and additional insured with such responsible and reputable insurance companies or associations, and in such amounts and covering such risks, as is reasonably satisfactory to a majority in interest of the Purchasers, including, without limitation, the insurance required by the terms of the Security Documents;

(xi)            A certificate of the Secretary or an Assistant Secretary (or equivalent) of the Company and each of its Subsidiaries certifying, after giving effect to the Merger, the names and true signatures of the officers of such Person authorized to sign each Transaction Document to which it is or is to be a party and the other documents to be delivered hereunder and thereunder (each such officer named in such certificate, an “Authorized Officer”);

(xii)            A copy of one or more certificates of the Secretary of State (or equivalent authority) of the jurisdiction of incorporation, organization or formation of the Company and each of its Subsidiaries, dated reasonably near the Closing Date, certifying, after giving effect to the Merger, (A) as to a true and correct copy of the charter, certificate of formation or other equivalent organizational document of the Company and each of its Subsidiaries and each amendment thereto on file in such Secretary’s office, (B) that such amendments are the only amendments to the charter, certificate of formation or other organizational document, as applicable, of such Person on file in such Secretary’s office, and (C) that such Person (1) has paid all franchise taxes to the date of such certificate and (2) is duly incorporated, organized or formed and in good standing or presently subsisting under the laws of the jurisdiction of its incorporation, organization or formation;

(xiii)            A certificate of an Authorized Officer of the Company certifying the due execution and delivery of the Convertible Notes and requesting that the Trustee authenticate the Convertible Notes, in form and substance reasonably satisfactory to the majority in interest of the Purchasers; and

(xiv)            a solvency certificate, in form and substance reasonably acceptable to the majority in interest of the Purchasers, from the chief financial officer, chief accounting officer or other officer with equivalent duties of the Company.

(b)            On or prior to the Closing Date, each Purchaser shall deliver or cause to be delivered to the Company or the Escrow Agent, as applicable, the following:

(i)             this Agreement duly executed by such Purchaser;

(ii)            to Escrow Agent, such Purchaser’s Subscription Amount by wire transfer to the account specified in the Escrow Agreement;

(iii)            the Security Agreement duly executed by such Purchaser; and

(iv)            the Registration Rights Agreement duly executed by such Purchaser.

2.3            Closing Conditions.

(a)            The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i)            the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality, in all respects) on the Closing Date of the representations and warranties of the Purchasers contained herein (unless as of a specific date therein in which case they shall be accurate in all material respects (or, to the extent representations or warranties are qualified by materiality, in all respects) as of such date);

(ii)            all obligations, covenants and agreements of each Purchaser required to be performed at or prior to the Closing Date shall have been performed;

(iii)            the Merger shall occur concurrently or immediately following the Closing;

(iv)            all Subscription Amounts and subscription amounts to the Concurrent Securities Purchase Agreement shall have been delivered to the Escrow Agent by wire transfer of immediately available funds to an account specified in writing by the Company in accordance with the Escrow Agreement;

(v)            the delivery by each Purchaser of the items set forth in Section 2.2(b) of this Agreement.

(b)            The respective obligations of the Purchasers hereunder in connection with the Closing are subject to the following conditions being met:

(i)            the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Closing Date of the representations and warranties of the Company and the Target contained herein (unless as of a specific date therein in which case they shall be accurate in all material respects or, to the extent representations or warranties are qualified by materiality or Material Adverse Effects, in all respects) as of such date);

(ii)            all obligations, covenants and agreements of the Company and the Target required to be performed at or prior to the Closing Date shall have been performed;

(iii)            the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement;

(iv)            the Indenture shall have been executed by the applicable parties thereto, in form and substance reasonably satisfactory to a majority in interest of the Purchasers;

(v)            the Intercreditor Agreement shall have been executed by the applicable parties thereto, in form and substance reasonably satisfactory to a majority in interest of the Purchasers;

(vi)            the delivery by the Target of the written agreements between the Target and the holders of the Existing Debt, in form and substance reasonably satisfactory to the Purchasers, which such agreements shall include the Target’s obligation to repay the Existing Debt in full to the holders of the Existing Debt and, upon repayment in full, such holders’ unconditional release of any and all claims against the Target with regard to such Existing Debt and such holders’ requirement to file any required UCC filings to release any liens;

(vii)            there shall have been no Material Adverse Effect;

(viii)            the Merger Closing shall occur concurrently with the Closing and none of the Company, Merger Sub or the Target shall have waived any of the conditions to their respective obligation to consummate the Merger Closing without the prior written consent of a majority in interest of the Purchasers;

(ix)            the consummation of the transactions contemplated pursuant to the Concurrent Securities Purchase Agreement shall be consummated concurrently with the Closing with minimum aggregate proceeds of $15,000,000;

(x)            evidence satisfactory to the Purchasers, that the Indebtedness and commitments identified on Schedule 3.1(bb) to be paid or terminated as of the Closing Date has, or concurrently with the Closing, will be, paid and terminated;

(xi)            from the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the Commission or the Company’s principal Trading Market and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of such Purchaser, makes it impracticable or inadvisable to purchase the Securities at the Closing;

(xii)            the Company shall have filed with Nasdaq an application for the listing of the Underlying Shares on Nasdaq, a copy of which shall have been provided to the Purchasers, and Nasdaq shall have raised no objection with respect thereto;

(xiii)            no judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the Merger Closing or the consummation of the transactions contemplated hereby or in the other Transaction Documents;

(xiv)            Shareholder Approval shall have been obtained;

(xv)            duly executed employment agreements with all Subordinated officers of the Target in form and substance reasonably satisfactory to Cohanzick;

(xvi)            Cash Reserves of at least $18 million;

(xvii)            each document (including any UCC financing statement) required by any Security Document or under law to be filed, registered or recorded or executed and delivered in order to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a perfected Lien on the Collateral (as defined in the Security Documents) required to be delivered pursuant to such Security Document, including, without limitation, deposit account control agreements, shall be in proper form for filing, registration or recordation, or shall have been executed and delivered;

(xviii)            the certificates, if any, representing the equity interests required to be pledged pursuant to the Security Agreement or any other Security Documents, together with an undated stock or similar power for each such certificate executed in blank by a Responsible Officer of the pledgor thereof, and (2) each instrument evidencing debt required to be pledged pursuant to the Security Agreement or any other Security Documents endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by an Authorized Officer of the pledgor thereof; and

(xix)            there shall be no Action by a governmental entity pending or threatened against the Company, the Target or the Merger Sub or any of their respective Affiliates arising out of, or in any way connected with, the Merger Agreement or any of the transactions contemplated thereby.

2.4            Escrow Agreement.  Each Purchaser acknowledges that its Subscription Amount will be released by the Escrow Agent to the Company at the Closing, upon satisfaction or waiver of the conditions set forth in Sections 2.2 and 2.3, pursuant to the terms and conditions of the Escrow Agreement, without any further instruction or consent from the Purchaser. If the Closing does not occur within 5 Business Days of the Funds Delivery Date, the offering contemplated hereby shall be deemed terminated and the Company shall cause the Escrow Agent to return promptly all proceeds then held by it without deduction or interest, to each Purchaser.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1            Representations and Warranties of the Company and the Target. Except as set forth in the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or otherwise made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, the Company and the Target hereby makes the following representations and warranties to each Purchaser:

(a)            Subsidiaries. All of the direct and indirect subsidiaries of the Company and the Target are set forth on Schedule 3.1(a). The Company and Target each owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b)            Organization and Qualification. The Company, the Target and each of their respective Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company, the Target nor any of their respective Subsidiaries is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company, the Target and their respective Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a Material Adverse Effect.

(c)            Authorization; Enforcement.

(i)            The Company and the Target each has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the Target and the consummation by the Company and the Target of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and the Target and no further action is required by the Company, the Target, the Board of Directors of the Company or the Target or the Company’s or Target’s stockholders in connection herewith or therewith other than in connection with the Required Approvals. This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and the Target and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company and the Target, enforceable against the Company and the Target in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(ii)            With respect to the Subsidiary Guarantee, each of the Subsidiaries has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by such agreement and otherwise to carry out its obligations thereunder. The execution and delivery of the Subsidiary Guarantee and the consummation by the Company and the Target of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and the Target and no further action is required by the respective Subsidiary, its managers or its members in connection therewith. The Subsidiary Guarantee has been (or upon delivery will have been) duly executed by the respective Subsidiaries and, when delivered in accordance with the terms thereof, will constitute the valid and binding obligation of the respective Subsidiary enforceable against such Subsidiary in accordance with its terms, except (A) as listed by general equitable principals and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (B) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (C) insofar as indemnification and contribution provisions may be limited by applicable law.

(d)            No Conflicts. The execution, delivery and performance by the Company and the Target of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s, the Target’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company, the Target or any Subsidiary, or give to others any rights of termination, amendment, anti-dilution or similar adjustments, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company, the Target or Subsidiary debt or otherwise) or other understanding to which the Company, the Target or any Subsidiary is a party or by which any property or asset of the Company, the Target or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company, the Target or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company, the Target or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e)            Filings, Consents and Approvals. The Company and the Target is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company or Target of the Transaction Documents, other than: (i) the filings required pursuant to Section 4.6 of this Agreement, (ii) the filing with the Commission pursuant to the Registration Rights Agreement, (iii) the notice and/or application(s) to each applicable Trading Market for the issuance and sale of the Securities and the listing of the Conversion Shares and Warrant Shares for trading thereon in the time and manner required thereby, (iv) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws, (v) Shareholder Approval and (vi) all filings and approvals required for the Merger to be consummated to be able to occur (collectively, the “Required Approvals”).

(f)            Issuance of the Securities. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company or the Target other than restrictions on transfer provided for in the Transaction Documents. The Underlying Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company or the Target other than restrictions on transfer provided for in the Transaction Documents. The Company has reserved from its duly authorized capital stock a number of shares of Common Stock for issuance of the Underlying Shares at least equal to the Required Minimum on the date hereof.

(g)            Capitalization.

(i)            The capitalization of the Company and the Target as of the date hereof is as set forth on Schedule 3.1(g)(i). The Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of employee stock options under the Company’s stock option plans, the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plans and pursuant to the conversion and/or exercise of Common Stock Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as a result of the purchase and sale of the Securities, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock or the capital stock of the Target or any Subsidiary, or contracts, commitments, understandings or arrangements by which the Company, the Target or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents or capital stock of the Target or any Subsidiary. The issuance and sale of the Securities will not obligate the Company, the Target or any Subsidiary to issue shares of Common Stock or other securities to any Person (other than the Purchasers). There are no outstanding securities or instruments of the Company, the Target or any Subsidiary with any provision that adjusts the exercise, conversion, exchange or reset price of such security or instrument upon an issuance of securities by the Company, the Target or any Subsidiary. There are no outstanding securities or instruments of the Company, the Target or any Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to redeem a security of the Company, the Target or such Subsidiary. The Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder of the Company or Target or any Subsidiary, the Board of Directors of the Company or Target or others is required for the issuance and sale of the Securities. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(ii)            Assuming (i) the consummation of each of the Merger and the Concurrent Securities Purchase Agreement and (ii) no additional exercises following the date hereof by the holders of the Company, Schedule 3.1(g)(ii) sets forth the following as of immediately following the Closing:

(A)            the aggregate number of issued and outstanding and the number of shares of Common Stock issuable upon conversion of all equity linked securities;

(B)            the aggregate number of shares of Common Stock issued and outstanding;

(C)            the aggregate number of shares of Common Stock issuable pursuant to outstanding rights to acquire Common Stock (other than options and warrants);

(D)            with respect to each warrant to purchase shares of capital stock of the Company issued and outstanding (x) the identity of the Person to which such warrant was issued (unless held in street name), (y) the exercise price of such warrant and (z) the number and type of shares to be issued on upon exercise thereof; and

(F)            assuming the issuance of all shares of Common Stock issuable upon conversion of shares of Convertible Notes and other equity linked securities of the Company or upon the exercise of any issued and outstanding warrants, options or other rights, the identity of each Person that beneficially owns five percent (5%) or more of the total number of shares of the Company’s outstanding Common Stock and each such Person’s percentage of such beneficial ownership.

(h)            SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i)            Material Changes; Undisclosed Events, Liabilities or Developments. Since its date of inception, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company and the Target have not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s or Target’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company and the Target have not altered its method of accounting, (iv) the Company and the Target have not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company and the Target have not issued any equity securities to any officer, director or Affiliate, except pursuant to existing stock option plans. Neither the Company nor the Target have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Securities contemplated by this Agreement or to the Merger Sub, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company, the Target, or their respective Subsidiaries or their respective businesses, prospects, properties, operations, assets or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least 1 Trading Day prior to the date that this representation is made.

(j)            Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company or the Target, threatened against or affecting the Company, the Target, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company, the Target nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company and the Target, there is not pending or contemplated, any investigation by the Commission involving the Company, the Target or any current or former director or officer of the Company or Target. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company, the Target or any Subsidiary under the Exchange Act or the Securities Act.

(k)            Labor Relations. No labor dispute exists or, to the knowledge of the Company or Target, is imminent with respect to any of the employees of the Company or Target or their respective Subsidiaries,, which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s the Target’s or any of their respective Subsidiary’s employees is a member of a union that relates to such employee’s relationship with the Company, the Target or such Subsidiary, and neither the Company, the Target nor any of their respective Subsidiaries is a party to a collective bargaining agreement, and the Company, the Target and their respective Subsidiaries believe that their relationships with their employees are good. To the knowledge of the Company and the Target, no executive officer of the Company, the Target or any Subsidiary, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company, the Target or any of their respective Subsidiaries to any liability with respect to any of the foregoing matters. The Company, the Target and their respective Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(l)            Compliance. Neither the Company, the Target nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company, the Target or any Subsidiary under), nor has the Company, the Target or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(m)          Environmental Laws. The Company, the Target and their respective Subsidiaries (i) are in compliance with all federal, state, local and foreign laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands, or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations, issued, entered, promulgated or approved thereunder (“Environmental Laws”); (ii) have received all permits licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval where in each clause (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(n)            Regulatory Permits. The Company, the Target and their respective Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as currently conducted and as contemplated to be conducted following the Merger, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company, the Target nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(o)            Title to Assets. The Company, the Target and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company, the Target and the Subsidiaries, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company, the Target and the Subsidiaries and (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with GAAP and, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company, the Target and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company, the Target and the Subsidiaries are in compliance.

(p)            Intellectual Property. The Company, the Target and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or required for use in connection with their respective businesses as currently conducted and as contemplated to be conducted following the Merger and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). None of, and neither the Company, the Target nor any Subsidiary has received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement. Neither the Company, the Target nor any Subsidiary has received, since the date of its inception, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as could not have or reasonably be expected to not have a Material Adverse Effect. To the knowledge of the Company and the Target, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company, the Target and their respective Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Target and its Subsidiaries has invention/confidentiality agreements in place with all employees involved in creating Intellectual Property for the Target and its Subsidiaries.

(q)          Insurance. The Company, the Target and their respective Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company, the Target and their respective Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage at least equal to the aggregate Subscription Amount. Neither the Company, the Target nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(r)            Transactions with Affiliates and Employees. None of the officers or directors of the Company, the Target or any Subsidiary and, to the knowledge of the Company and the Target, none of the employees of the Company, the Target or any Subsidiary is presently a party to any transaction with the Company, the Target or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from providing for the borrowing of money from or lending of money to, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company and the Target, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $120,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company or Target and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company or the Target.

(s)            Sarbanes-Oxley; Internal Accounting Controls. The Company, the Target and the Subsidiaries are in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002, as amended, that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of the Closing Date. The Company, the Target and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and the Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and the Subsidiaries as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company and its Subsidiaries.

(t)            Certain Fees. Except for fees payable by the Company to the Placement Agent, no brokerage or finder’s fees or commissions are or will be payable by the Company, the Target or any Subsidiaries to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

(u)            Private Placement. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.3, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers as contemplated hereby and it is not required to qualify the Indenture under the Trust Indenture Act of 1939, as amended. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market.

(v)            Investment Company. Neither the Company nor the Target is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(w)            Registration Rights. Other than each of the Purchasers and except as set forth on Schedule 3.1(w), no Person has any right to cause the Company, the Target or any Subsidiary to effect the registration under the Securities Act of any securities of the Company, the Target or any Subsidiaries.

(x)            Listing and Maintenance Requirements. As of the Closing Date, the Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. As of the Closing Date, the Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. As of the Closing Date, the Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. As of the Closing Date, the Common Stock is currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation and the Company is current in payment of the fees to the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer.

(y)            Application of Takeover Protections. The Company, the Target and the Board of Directors of the Company and the Target have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s or Target’s certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and the Purchasers’ ownership of the Securities.

(z)            Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company and the Target each hereby confirms that neither it nor any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that it believes constitutes or might constitute material, non-public information. The Company and the Target each understands and confirms that the Purchasers will rely on the foregoing representation in effecting transactions in securities of the Company. All of the disclosure furnished by or on behalf of the Company and the Target to the Purchasers regarding the Company, the Target and their respective Subsidiaries, their respective businesses and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement and the other Transaction Documents, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The press releases disseminated by the Company and the Target during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made and when made, not misleading. The Company and the Target each acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.3 hereof.

(aa)         No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.3, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of (i) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

(bb)         Solvency. Based on the consolidated financial condition of the Company as of the Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder, (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date. Schedule 3.1(bb) sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company and the Target or any Subsidiaries thereof, or for which the Company or any subsidiaries has commitments as of the date hereof and Schedule 3.1(bb) indicates all such Indebtedness and commitments that will be paid or terminated on the Closing Date. Neither the Company, the Target nor any of their respective subsidiaries is in default with respect to any Indebtedness.

(cc)         Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company, the Target and their respective Subsidiaries each (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company, the Target or of any Subsidiary know of no basis for any such claim.

(dd)         No General Solicitation. Neither the Company nor any Person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising. The Company has offered the Securities for sale only to the Purchasers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(ee)          Foreign Corrupt Practices. Neither the Company, the Target nor any Subsidiary, nor to the knowledge of the Company, the Target or any Subsidiary, any agent or other person acting on behalf of the Company, the Target or any Subsidiary, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company, the Target or any Subsidiary (or made by any person acting on its behalf of which the Company or Target is aware) which is in violation of law or (iv) violated in any material respect any provision of FCPA.

(ff)           Accountants. The Company’s accounting firm is set forth on Schedule 3.1(ff) of the Disclosure Schedules. To the knowledge and belief of the Company, such accounting firm (i) is a registered public accounting firm as required by the Exchange Act and (ii) shall express its opinion with respect to the financial statements to be included in the Company’s Annual Report for the fiscal year ending December 31, 2022.

(gg)         Senior. No Indebtedness or other claim against the Company or the Target is Subordinated to the Convertible Notes in right of payment, whether with respect to interest or upon liquidation or dissolution, or otherwise, other than the Senior Debt and indebtedness secured by purchase money security interests (which is Subordinated only as to underlying assets covered thereby) and capital lease obligations (which is Subordinated only as to the property covered thereby).

(hh)         No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company or the Target to arise, between the Company or the Target and the accountants and lawyers formerly or presently employed by the Company or Target and the Company and Target is each current with respect to any fees owed to its accountants and lawyers which could affect the Company’s or Target’s or any of their respective Subsidiaries’ ability to perform any of its obligations under any of the Transaction Documents.

(ii)            Acknowledgment Regarding Purchasers’ Purchase of Securities. The Company and Target each acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company and Target further each acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company or Target (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchasers’ purchase of the Securities. The Company and the Target each further represents to each Purchaser that the Company’s and Target’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company, the Target and their respective representatives.

(jj)          Acknowledgment Regarding Purchaser’s Trading Activity. Anything in this Agreement or elsewhere herein to the contrary notwithstanding (except for Sections 3.3(g) and 4.15 hereof), it is understood and acknowledged by the Company and the Target that: (i) none of the Purchasers has been asked by the Company or Target to agree, nor has any Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term, (ii) past or future open market or other transactions by any Purchaser, specifically including, without limitation, Short Sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities, (iii) any Purchaser, and counter-parties in “derivative” transactions to which any such Purchaser is a party, directly or indirectly, may presently have a “short” position in the Common Stock and (iv) each Purchaser shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. The Company and Target further understands and acknowledges that (y) one or more Purchasers may engage in hedging activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Underlying Shares deliverable with respect to Securities are being determined, and (z) such hedging activities (if any) could reduce the value of the existing stockholders' equity interests in the Company at and after the time that the hedging activities are being conducted.  The Company and Target each acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents.

(kk)         Regulation M Compliance.  Neither the Company nor the Target has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Placement Agent in connection with the placement of the Securities.

(ll)           FDA. As of the Closing Date, as to each product subject to the jurisdiction of the U.S. Food and Drug Administration (“FDA”) under the Federal Food, Drug and Cosmetic Act, as amended, and the regulations thereunder (“FDCA”) that is manufactured, packaged, labeled, tested, distributed, sold, and/or marketed by the Company or Target or any Subsidiary (each such product, a “Pharmaceutical Product”), such Pharmaceutical Product is being manufactured, packaged, labeled, tested, distributed, sold and/or marketed by the Company or Target in compliance with all applicable requirements under FDCA and similar laws, rules and regulations relating to registration, investigational use, premarket clearance, licensure, or application approval, good manufacturing practices, good laboratory practices, good clinical practices, product listing, quotas, labeling, advertising, record keeping and filing of reports, except where the failure to be in compliance would not have a Material Adverse Effect. There is no pending, completed or, to the Company's or Target’s knowledge, threatened, action (including any lawsuit, arbitration, or legal or administrative or regulatory proceeding, charge, complaint, or investigation) against the Company, the Target or any Subsidiary, and none of the Company, the Target or any Subsidiary has received any notice, warning letter or other communication from the FDA or any other governmental entity, which (i) contests the premarket clearance, licensure, registration, or approval of, the uses of, the distribution of, the manufacturing or packaging of, the testing of, the sale of, or the labeling and promotion of any Pharmaceutical Product, (ii) withdraws its approval of, requests the recall, suspension, or seizure of, or withdraws or orders the withdrawal of advertising or sales promotional materials relating to, any Pharmaceutical Product, (iii) imposes a clinical hold on any clinical investigation by the Company, the Target or any of their respective Subsidiaries, (iv) enjoins production at any facility of the Company, the Target or any of their respective Subsidiaries, (v) enters or proposes to enter into a consent decree of permanent injunction with the Company, the Target or any of their respective Subsidiaries, or (vi) otherwise alleges any violation of any laws, rules or regulations by the Company, the Target or any of their respective Subsidiaries, and which, either individually or in the aggregate, would have a Material Adverse Effect. The properties, business and operations of the Company and Target have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of the FDA.  Neither the Company nor the Target nor any of their respective Subsidiaries has not been informed by the FDA that the FDA will prohibit the marketing, sale, license or use in the United States of any product proposed to be developed, produced or marketed by the Company, the Target or any of their respective Subsidiaries nor has the FDA expressed any concern as to approving or clearing for marketing any product being developed or proposed to be developed by the Company, the Target or any of their respective Subsidiaries.

(mm)       Stock Option Plans. Each stock option granted by the Company under the Company’s stock option plan was granted (i) in accordance with the terms of the Company’s stock option plan and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable law. No stock option granted under the Company’s stock option plan has been backdated. The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

(nn)         Cybersecurity.  (i)(x) There has been no security breach or other compromise of or relating to any of the Company’s, the Target’s or any Subsidiary’s information technology and computer systems, networks, hardware, software, data (including the data of its respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of it), equipment or technology (collectively, “IT Systems and Data”) and (y) the Company, the Target and their respective Subsidiaries have not been notified of, and has no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to its IT Systems and Data; (ii) the Company, the Target and their respective Subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, individually or in the aggregate, have a Material Adverse Effect; (iii) the Company, the Target and their respective Subsidiaries have implemented and maintained commercially reasonable safeguards to maintain and protect its material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and Data; and (iv) the Company, the Target and the Subsidiaries have implemented backup and disaster recovery technology consistent with industry standards and practices.

(oo)        Office of Foreign Assets Control. Neither the Company, the Target nor any Subsidiary nor, to the Company's or Target’s knowledge, any director, officer, agent, employee or affiliate of the Company, the Target or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(pp)        U.S. Real Property Holding Corporation. Neither the Company nor the Target is and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company and the Target shall so certify upon Purchaser’s request.

(qq)         Bank Holding Company Act. Neither the Company, the Target nor any of their respective Subsidiaries or Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company, the Target nor any of their Subsidiaries or Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company, the Target nor any of their repsective Subsidiaries or Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(rr)          Money Laundering. The operations of the Company, the Target and their respective Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no Action or Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, the Target or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or Target or any Subsidiary, threatened.

(ss)         No Disqualification Events. With respect to the Securities to be offered and sold hereunder in reliance on Rule 506 under the Securities Act, none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the "Bad Actor" disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Purchasers a copy of any disclosures provided thereunder.

(tt)          Other Covered Persons. Other than the Placement Agent, the Company is not aware of any person (other than any Issuer Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Securities.

(uu)        Notice of Disqualification Events. The Company will notify the Purchasers and the Placement Agent in writing, prior to the Closing Date of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person.

3.2          Target Representations and Warranties. The representations and warranties of the Target set forth in the Merger Agreement (as supplemented and modified by disclosure schedules attached hereto) are true and correct as of the date hereof and as of the Closing Date.

3.3            Representations and Warranties of the Purchasers. Each Purchaser, for itself and for no other Purchaser, hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein, in which case they shall be accurate as of such date):

(a)            Organization; Authority. Such Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by such Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)            Own Account. Such Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting such Purchaser’s right to sell the Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws). Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business.

(c)            Purchaser Status. At the time such Purchaser was offered the Securities, it was, and as of the date hereof it is, and on each date on which it exercises any Warrants or converts any Convertible Notes it will be an “accredited investor” as defined in Rule 501(a) under the Securities Act.

(d)           Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e)           General Solicitation. Such Purchaser is not, to such Purchaser’s knowledge, purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to the knowledge of such Purchaser, any other general solicitation or general advertisement.

(f)            Access to Information. Such Purchaser acknowledges that it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto) and the SEC Reports and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.  Such Purchaser acknowledges and agrees that neither the Placement Agent nor any Affiliate of the Placement Agent has provided such Purchaser with any information or advice with respect to the Securities nor is such information or advice necessary or desired.  Neither the Placement Agent nor any Affiliate has made or makes any representation as to the Company or the quality of the Securities and the Placement Agent and any Affiliate may have acquired non-public information with respect to the Company which such Purchaser agrees need not be provided to it.  In connection with the issuance of the Securities to such Purchaser, neither the Placement Agent nor any of its Affiliates has acted as a financial advisor or fiduciary to such Purchaser.

(g)            Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, such Purchaser has not, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that such Purchaser first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. Other than to other Persons party to this Agreement or to such Purchaser’s representatives, including, without limitation, its officers, directors, partners, legal and other advisors, employees, agents and Affiliates, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty against, or a prohibition of, any actions with respect to the borrowing of, arrangement to borrow, identification of the availability of, and/or securing of, securities of the Company in order for such Purchaser (or its broker or other financial representative) to effect Short Sales or similar transactions in the future.

The Company acknowledges and agrees that the representations contained in this Section 3.3 shall not modify, amend or affect such Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transactions contemplated hereby. Notwithstanding the foregoing, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to locating or borrowing shares in order to effect Short Sales or similar transactions in the future.

ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

4.1            Transfer Restrictions.

(a)            The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of a Purchaser or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and the Registration Rights Agreement and shall have the rights and obligations of a Purchaser under this Agreement and the Registration Rights Agreement.

(b)            The Purchasers agree to the imprinting, so long as is required by this Section 4.1, of a legend on any of the Securities in the forms set forth in the Indenture and Warrants.

The Company acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities.

(c)         Certificates evidencing the Underlying Shares shall not contain any legend (including the legend set forth in Section 4.1(b) hereof): (i) while a registration statement (including the Registration Statement) covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Underlying Shares pursuant to Rule 144 (assuming cashless exercise of the Warrants), (iii) if such Underlying Shares are eligible for sale under Rule 144 (assuming cashless exercise of the Warrants), without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Underlying Shares and without volume or manner-of-sale restrictions] or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company shall cause its counsel to issue a legal opinion to the Transfer Agent or the Purchaser promptly after the Effective Date if required by the Transfer Agent to effect the removal of the legend hereunder, or if requested by a Purchaser, respectively. If all or any portion of a Convertible Note is converted or Warrant is exercised at a time when there is an effective registration statement to cover the resale of the Underlying Shares, or if such Underlying Shares may be sold under Rule 144 (assuming cashless exercise of the Warrants) as to such Underlying Shares and without volume or manner-of-sale restrictions or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) then such Underlying Shares shall be issued free of all legends. The Company agrees that following the Effective Date or at such time as such legend is no longer required under this Section 4.1(c), it will, no later than the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined below) following the delivery by a Purchaser to the Company or the Transfer Agent of a certificate representing Underlying Shares, as applicable, issued with a restrictive legend (such date, the “Legend Removal Date”), deliver or cause to be delivered to such Purchaser a certificate representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4. Certificates for Underlying Shares subject to legend removal hereunder shall be transmitted by the Transfer Agent to the Purchaser by crediting the account of the Purchaser’s prime broker with the Depository Trust Company System as directed by such Purchaser. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Common Stock as in effect on the date of delivery of a certificate representing Underlying Shares, as applicable, issued with a restrictive legend.

(d)            In addition to such Purchaser’s other available remedies, the Company shall pay to a Purchaser, in cash, (i) as partial liquidated damages and not as a penalty, for each $1,000 of Underlying Shares (based on the VWAP of the Common Stock on the date such Securities are submitted to the Transfer Agent) delivered for removal of the restrictive legend and subject to Section 4.1(c), $10 per Trading Day (increasing to $20 per Trading Day five (5) Trading Days after the Legend Removal Date) for each Trading Day after the Legend Removal Date until such certificate is delivered without a legend and (ii) if the Company fails to (a) issue and deliver (or cause to be delivered) to a Purchaser by the Legend Removal Date a certificate representing the Securities so delivered to the Company by such Purchaser that is free from all restrictive and other legends and (b) if after the Legend Removal Date such Purchaser purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Purchaser of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock that such Purchaser anticipated receiving from the Company without any restrictive legend, then, an amount equal to the excess of such Purchaser’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including brokerage commissions and other out-of-pocket expenses, if any) (the “Buy-In Price”) over the product of (A) such number of Underlying Shares that the Company was required to deliver to such Purchaser by the Legend Removal Date multiplied by (B) the lowest closing sale price of the Common Stock on any Trading Day during the period commencing on the date of the delivery by such Purchaser to the Company of the applicable Underlying Shares (as the case may be) and ending on the date of such delivery and payment under this clause (ii).

(e)            Each Purchaser, severally and not jointly with the other Purchasers, agrees with the Company that such Purchaser will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 4.1 is predicated upon the Company’s reliance upon this understanding.

4.2            Acknowledgment of Dilution. The Company acknowledges that the issuance of the Securities may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligations under the Transaction Documents, including, without limitation, its obligation to issue the Underlying Shares pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against any Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

4.3            Furnishing of Information; Public Information.

(a)            Until the earlier of the time that (i) no Purchaser owns Securities or (ii) the Warrants have expired, the Company covenants to maintain the registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act.

(b)            At any time during the period commencing from the six (6) month anniversary of the date hereof and ending at such time that all of the Securities may be sold without the requirement for the Company to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, if the Company (i) shall fail for any reason to satisfy the current public information requirement under Rule 144(c) or (ii) has ever been an issuer described in Rule 144 (i)(1)(i) or becomes an issuer in the future, and the Company shall fail to satisfy any condition set forth in Rule 144(i)(2) (a “Public Information Failure”) then, in addition to such Purchaser’s other available remedies, the Company shall pay to a Purchaser, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell the Securities, an amount in cash equal to two percent (2.0%) of the aggregate Subscription Amount of such Purchaser’s Securities on the day of a Public Information Failure and on every thirtieth (30th) day (pro rated for periods totaling less than thirty days) thereafter until the earlier of (a) the date such Public Information Failure is cured and (b) such time that such public information is no longer required  for the Purchasers to transfer the Underlying Shares pursuant to Rule 144.  The payments to which a Purchaser shall be entitled pursuant to this Section 4.3(b) are referred to herein as “Public Information Failure Payments.”  Public Information Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Public Information Failure Payments are incurred and (ii) the third (3rd) Business Day after the event or failure giving rise to the Public Information Failure Payments is cured.  In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full. Nothing herein shall limit such Purchaser’s right to pursue actual damages for the Public Information Failure, and such Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

4.4            Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

4.5           Conversion and Exercise Procedures. Each of the form of Notice of Exercise included in the Warrants and the form of Notice of Conversion included in the Convertible Notes set forth the totality of the procedures required of the Purchasers in order to exercise the Warrants or convert the Convertible Notes. Without limiting the preceding sentences, no ink-original Notice of Exercise or Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise or Notice of Conversion form be required in order to exercise the Warrants or convert the Convertible Notes. No additional legal opinion, other information or instructions shall be required of the Purchasers to exercise their Warrants or convert their Convertible Notes. The Company shall honor exercises of the Warrants and conversions of the Convertible Notes and shall deliver Underlying Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

4.6            Securities Laws Disclosure; Publicity. The Company shall (a) by the Disclosure Time, issue a press release disclosing the material terms of the transactions contemplated hereby, and (b) file a Current Report on Form 8-K, including the Transaction Documents as exhibits thereto, with the Commission within the time required by the Exchange Act. From and after the issuance of such press release, the Company represents to the Purchasers that it shall have publicly disclosed all material, non-public information delivered to any of the Purchasers by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees, Affiliates or agents, including without limitation, the Placement Agent, in connection with the transactions contemplated by the Transaction Documents. In addition, effective upon the issuance of such press release, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees, Affiliates or agents, including, without limitation, the Placement Agent, on the one hand, and any of the Purchasers or any of their Affiliates on the other hand, shall terminate and be of no further force or effect. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company. The Company and each Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor any Purchaser shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Purchaser, or without the prior consent of each Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except (a) as required by federal securities law in connection with (i) any registration statement contemplated by the Registration Rights Agreement and (ii) the filing of final Transaction Documents with the Commission and (b) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure permitted under this clause (b) and reasonably cooperate with such Purchaser regarding such disclosure.

4.7            Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Purchasers.

4.8            Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, which shall be disclosed pursuant to Section 4.6, the Company covenants and agrees that neither it, nor any other Person acting on its behalf will provide any Purchaser or its agents or counsel with any information that constitutes, or the Company reasonably believes constitutes, material non-public information, unless prior thereto such Purchaser shall have consented in writing to the receipt of such information and agreed in writing with the Company to keep such information confidential. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company. To the extent that the Company, any of its Subsidiaries, or any of their respective officers, director, agents, employees or Affiliates delivers any material, non-public information to a Purchaser without such Purchaser’s consent, the Company hereby covenants and agrees that such Purchaser shall not have any duty of confidentiality to the Company, any of its Subsidiaries, or any of their respective officers, directors, employees, Affiliates, or agents, including, without limitation, the Placement Agent, or a duty to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, Affiliates or agents, including, without limitation, the Placement Agent, not to trade on the basis of, such material, non-public information, provided that the Purchaser shall remain subject to applicable law. To the extent that any notice provided pursuant to any Transaction Document constitutes, or contains, material, non-public information regarding the Company or any Subsidiaries, the Company shall simultaneously with the delivery of such notice file such notice with the Commission pursuant to a Current Report on Form 8-K. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

4.9            Use of Proceeds. Except as set forth on Schedule 4.9 attached hereto, the Company shall use the net proceeds from the sale of the Securities hereunder for working capital purposes and shall not use such proceeds: (a) for the satisfaction of any portion of the Company’s debt (other than payment of trade payables in the ordinary course of the Company’s business and prior practices), (b) for the redemption of any Common Stock or Common Stock Equivalents, (c) for the settlement of any outstanding litigation or (d) in violation of FCPA or OFAC regulations.

4.10            Indemnification of Purchasers. Subject to the provisions of this Section 4.10, the Company will indemnify and hold each Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against the Purchaser Parties in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is solely based upon a material breach of such Purchaser Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser Party may have with any such stockholder or any violations by such Purchaser Party of state or federal securities laws or any conduct by such Purchaser Party which is finally judicially determined to constitute fraud, gross negligence or willful misconduct). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Purchaser Party under this Agreement (y) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents. The indemnification required by this Section 4.10 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

4.11            Reservation and Listing of Securities.

(a)            The Company shall maintain a reserve of the Required Minimum from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may then be required to fulfill its obligations in full under the Transaction Documents.

(b)            If, on any date, the number of authorized but unissued (and otherwise unreserved) shares of Common Stock is less than the Required Minimum on such date, then the Board of Directors shall use commercially reasonable efforts to amend the Company’s certificate or articles of incorporation to increase the number of authorized but unissued shares of Common Stock to at least the Required Minimum at such time, as soon as possible and in any event not later than the 75th day after such date.

(c)            The Company shall, if applicable: (i) in the time and manner required by the principal Trading Market, prepare and file with such Trading Market an additional shares listing application covering a number of shares of Common Stock at least equal to the Required Minimum on the date of such application, (ii) take all steps necessary to cause such shares of Common Stock to be approved for listing or quotation on such Trading Market as soon as possible thereafter, (iii) provide to the Purchasers evidence of such listing or quotation and (iv) maintain the listing or quotation of such Common Stock on any date at least equal to the Required Minimum on such date on such Trading Market or another Trading Market. The Company agrees to maintain the eligibility of the Common Stock for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer. In addition, the Company shall include in the proxy for the Merger a proposal for the purpose of obtaining Shareholder Approval, with the recommendation of the Company’s Board of Directors that such proposal be approved, and the Company shall solicit proxies from its shareholders in connection therewith in the same manner as all other management proposals in such proxy statement and all management-appointed proxyholders shall vote their proxies in favor of such proposal. The Company shall use its reasonable best efforts to obtain such Shareholder Approval.

4.12            [RESERVED]

4.13            Subsequent Equity Sales.

(a)            From the date hereof until 90 days after the Effective Date, neither the Company nor any Subsidiary shall (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents or (ii) file any registration statement or any amendment or supplement thereto, in each case other than as contemplated pursuant to the Registration Rights Agreement.

(b)            From the date hereof until such time as no Purchaser holds any of the Warrants, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit or an “at-the-market offering”, whereby the Company may issue securities at a future determined price. Any Purchaser shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

(c)            Notwithstanding the foregoing, this Section 4.13 shall not apply in respect of an Exempt Issuance, except that no Variable Rate Transaction shall be an Exempt Issuance.

4.14            Equal Treatment of Purchasers. No consideration (including any modification of any Transaction Document) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of the Transaction Documents unless the same consideration is also offered to all of the parties to such Transaction Documents. Further, the Company shall not make any payment of principal or interest on the Convertible Notes in amounts which are disproportionate to the respective principal amounts outstanding on the Convertible Notes at any applicable time. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

4.15            Prohibition on Short Sales; Certain Transactions and Confidentiality. Each Purchaser, severally and not jointly with the other Purchasers, covenants that neither it, nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any Short Sales of any of the Company’s securities during the period commencing with the execution of this Agreement and ending on the 6-month anniversary of the Closing Date. Additionally, each Purchaser, severally and not jointly with the other Purchasers, covenants that neither it, nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases or sales of any of the Company’s securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.6.  Each Purchaser, severally and not jointly with the other Purchasers, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company pursuant to the initial press release as described in Section 4.6, such Purchaser will maintain the confidentiality of the existence and terms of this transaction and the information included in the Disclosure Schedules (other than as disclosed to its legal and other representatives). Notwithstanding the foregoing, and notwithstanding anything contained in this Agreement to the contrary, the Company expressly acknowledges and agrees that (i) no Purchaser makes any representation, warranty or covenant hereby that it will not engage in effecting transactions in any securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.6, (ii) no Purchaser shall be restricted or prohibited from effecting any transactions in any securities of the Company in accordance with applicable securities laws from and after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.6 and (iii) no Purchaser shall have any duty of confidentiality or duty not to trade in the securities of the Company to the Company, any of its Subsidiaries, or any of their respective officers, directors, employees, Affiliates or agent, including, without limitation, the Placement Agent, after the issuance of the initial press release as described in Section 4.6.  Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.

4.16            Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof, promptly upon request of any Purchaser. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchasers at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Purchaser.

4.17            Lock-Up Agreements. The Company shall not amend, modify, waive or terminate any provision of any of the Lock-Up Agreements except to extend the term of the lock-up period and shall enforce the provisions of each Lock-Up Agreement in accordance with its terms. If any party to a Lock-Up Agreement breaches any provision of a Lock-Up Agreement, the Company shall promptly use its best efforts to seek specific performance of the terms of such Lock-Up Agreement.

4.18            DTC Eligibility. The Company agrees that it will use its best efforts to have the Convertible Notes eligible for deposit and book-entry delivery through the Depository Trust Company (“DTC” and such eligibility, the “DTC Eligibility”) following the Effectiveness Date (as such term is defined in the Registration Rights Agreement). The Company shall provide written notice to the Purchasers within five Trading Days following the date that it receives DTC Eligibility that the Convertible Notes are eligible for book-entry delivery through DTC (the “DTC Eligibility Notice”). At any time following delivery of the DTC Eligibility Notice to the Purchasers, each Purchaser may elect, at its sole option, to have its Convertible Notes delivered in book-entry form through DTC by providing written notice to the Company (the “DTC Election Notice”). Within five Trading Days of delivery to the Company by a Purchaser of its DTC Election Notice, the Company shall deliver to such Purchaser its Convertible Note in the form of a Global Note (as such term is defined in the Indenture) pursuant to the terms and conditions of the Indenture.

4.19            Purchase Rights.

(a)            Optional Purchase at the Election of the Purchasers.

(i)            Subject to the provisions of this 4.19, at any time while the Notes are outstanding, within ten Trading Days after receipt of a Fundamental Change Company Notice (as defined below), each Purchaser, severally or jointly with the other Purchasers, as elected in the sole discretion of such Purchaser, may deliver a notice to the Company (an “Holder Optional Purchase Notice” and the date such notice is deemed delivered hereunder, the “Holder Optional Purchase Notice Date”) of its election to require the Company to purchase some or all of the then outstanding principal amount of such Purchaser’s Notes for cash in an amount equal to 101% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest thereof (“Fundamental Change Purchase Price”) on the 10th Trading Day following the Holder Optional Purchase Notice Date (such date, the “Holder Optional Purchase Date”, such 10 Trading Day period, the “Holder Optional Purchase Period” and such required purchase by the Company, the “Holder Optional Purchase”). The Holder Optional Purchase Amount is payable in full on the Holder Optional Purchase Date. With respect to each Holder Optional Purchase, the Company covenants and agrees that it will (i) give each Holder the Fundamental Change Company Notice required by Section 4.19(a)(ii) and (ii) honor all Conversion Notices (as defined in the Indenture) tendered from the time of delivery of the Holder Optional Purchase Notice through the date on which all amounts owing thereon are due and paid in full with respect to the Notes subject to a Holder Optional Purchase. Notwithstanding the foregoing, there shall be no purchase of any Notes pursuant to this Section 4.19 if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to the Fundamental Change Purchase Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Purchase Price with respect to such Notes). In the event the principal amount of the Notes is accelerated following delivery of a Holder Optional Purchase Notice (except in the case of an acceleration resulting from a Default by the Company in the payment of the Holder Optional Purchase Amount with respect to such Notes), the Company shall promptly (i) return to the respective Holders thereof any physical Notes tendered to it or (ii) effect appropriate book-entry transfers to the respective beneficial holders thereof any beneficial interests in a Global Note tendered to it in compliance with the Applicable Procedures (as defined in the Indenture), in which case, upon such return or transfer, as the case may be, the Holder Optional Purchase Notice with respect thereto shall be deemed to have been withdrawn.

(ii)            On or before the 5th Business Day after the occurrence of a Fundamental Change, the Company shall provide to the Purchasers a written notice (the "Fundamental Change Company Notice") of the occurrence of such Fundamental Change and of the purchase right at the option of the Purchasers arising as a result thereof. Simultaneously with providing such Fundamental Change Company Notice, the Company shall issue a press release announcing the occurrence of such Fundamental Change and make the press release available on the Company's website. Each Fundamental Change Company Notice shall specify:

(A)	the events causing the Fundamental Change;
(B)	the effective date of the Fundamental Change;
(C)	information about the Purchaser's right to convert the Notes;
(D)	information about the Purchaser's right to require the Company to purchase the Notes;
(E)	the last date on which a Purchaser of Notes may exercise the purchase right pursuant to this Section 4.19(a) (the “Fundamental Change Expiration Time”);
(F)	consideration being paid by the Company in the Fundamental Change and the Fundamental Change Purchase Price for such Purchaser’s Notes;

(G)	the applicable Conversion Rate (as defined in the Indenture) and any adjustments to the applicable Conversion Rate resulting from the Fundamental Change;
(H)	if applicable, that the Notes with respect to which a Fundamental Change Purchase Notice has been delivered by a Purchaser may be converted only if the Purchaser withdraws the Fundamental Change Purchase Notice in accordance with Section 4.19(a)(v);
(I)	the procedures required for exercise of the purchase option upon the Fundamental Change, including that the Purchaser must exercise the purchase option prior to the Fundamental Change Expiration Time; and
(J)	that the Purchaser shall have the right to withdraw any Notes surrendered for purchase prior to the Fundamental Change Expiration Time and the procedures required for withdrawal of any such exercise as described in 4.19(a)(v);

(iii)            No failure of the Company to give the foregoing notices and no defect therein shall limit a Purchaser’s repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to Section 4.19(a).

(iv)            On or before the Fundamental Change Expiration Time, a Purchaser may exercise its right to a Holder Optional Purchase by delivering to the Company written notice of its election (the “Fundamental Change Purchase Notice”). The Fundamental Change Purchase Notice in respect of any Notes to be purchased shall state:

(A)	if certificated, the certificate numbers of such Purchaser's Notes;
(B)	the portion of the principal amount of such Notes to be purchased, which must be such that the principal amount not purchased equals $1.00 or an integral multiple of $1.00; and
(C)	that such Notes are to be purchased by the Company pursuant to the applicable provisions of the Notes and the Purchase Agreement.

(v)            A Fundamental Change Purchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Company in accordance with the Fundamental Change Company Notice, as applicable, at any time prior to the Fundamental Change Expiration Time, as applicable, specifying:

(A)	the principal amount of the Notes with respect to which such notice of withdrawal is being submitted;
(B)	if certificated, the certificate numbers of the withdrawn Notes; and
(C)	the principal amount, if any, of each Note that remains subject to the Fundamental Change Purchase Notice, which must be such that the principal amount of such Purchaser's Notes not purchased equals $1.00 or an integral multiple of $1.00;

provided, however, that if the Notes are Global Notes, the notice must comply with the Applicable Procedures (as defined in the Indenture). The Company shall cause the return to the respective Purchasers thereof any Physical Notes (as defined in the Indenture) with respect to which a Fundamental Change Purchase Notice has been withdrawn in compliance with the provisions of this Section 4.19.

(b)            Mandatory Purchase at the Election of the Purchasers. Subject to the provisions of this Section 4.19 upon a Repayment Event, each Purchaser, severally or jointly with any other Purchaser, at the sole discretion of such Purchaser, may deliver a notice to the Company (a “Mandatory Purchase Notice” and the date such notice is deemed delivered hereunder, the “Mandatory Purchase Notice Date”) of its election to require the Company to use Mandatory Purchase Proceeds to purchase an amount of the then outstanding principal amount of such Purchaser’s Notes in cash in an amount equal to such the Mandatory Purchase Amount for such Purchaser, plus all accrued interest on such principal being so purchased by the Company plus the Make-Whole Amount (a “Mandatory Purchase”). On the date of consummation of the Repayment Event, the Company shall deliver to the Purchasers a written notice describing the terms of the Repayment Event and the amount of proceeds to be received by the Company from such Repayment Event (the “Repayment Event Notice” and the date such notice is delivered hereunder, the “Repayment Event Notice Date”), which Repayment Event Notice shall include a statement from the Company that the information therein does not constitute material non-public information. At any time following the Repayment Event Notice Date until ten (10) Trading Days following the Repayment Event Notice Date (the “Mandatory Purchase Termination Date”), such Purchaser may deliver to the Company a Mandatory Purchase Notice. If no Mandatory Purchase Notice is delivered to the Company by the Mandatory Purchase Termination Date, such Purchaser shall be deemed to have elected the Mandatory Purchase. If a Mandatory Purchase Notice is delivered, the Company shall effect the Mandatory Purchase and pay such Purchaser requesting a Mandatory Purchase the Mandatory Purchase Amount for such Purchaser plus all accrued and unpaid interest on such principal of the Notes of such Purchaser being purchased plus the Make-Whole Amount, on the fifth (5th) Trading Day following the Mandatory Purchase Notice Date with respect to such Purchaser (each, a “Mandatory Purchase Date”). The Company’s payment of the Mandatory Purchase Amount for each Electing Purchaser, plus all accrued interest and the Make-Whole Amount due such Purchaser, shall be paid to such Electing Purchaser in accordance with such Electing Purchaser’s Mandatory Purchase Notice. The Company’s payment of the Mandatory Purchase Proceeds shall be applied ratably to all of the Purchasers which exercise the right to require a Mandatory Purchase on the basis of their (or their predecessor’s) initial purchases of Notes pursuant to this Agreement.

(c)            Purchase Procedure. The payment of cash to a Purchaser pursuant to a Holder Optional Purchase or a Mandatory Purchase shall be payable to the applicable Purchaser on each Holder Optional Purchase Date or Mandatory Purchase Date. If any portion of the payment due pursuant to a Holder Optional Purchase or Mandatory Purchase shall not be paid by the Company by the applicable due date, interest shall accrue thereon (including, to the extent allowed by law, overdue interest and any Make-Whole Amount) at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted by applicable law until such amount is paid in full. Notwithstanding anything herein contained to the contrary, if any portion of a Holder Optional Purchase Amount or a Mandatory Purchase Amount, or accrued interest thereon or, to the extent applicable, the Make-Whole Amount, remains unpaid after such date, the applicable Purchaser may elect, by written notice to the Company given at any time thereafter, but prior to the payment in full of such Purchaser’s Holder Optional Purchase Amount or Mandatory Purchase Amount plus accrued interest thereon and, to the extent applicable, the Make-Whole Amount, to invalidate such Purchaser’s Holder Optional Purchase or Mandatory Purchase, ab initio. Any Purchaser may elect to convert the outstanding principal amount of such Purchaser’s Notes pursuant to the Indenture prior to actual payment in cash for any purchase by the Company under this Section 4.19 on the Holder Optional Purchase Date or the Mandatory Purchase Date, as applicable, by delivery of a Conversion Notice (as defined in the Indenture) pursuant to the terms of the Indenture. Upon receipt of payment for a Holder Optional Purchase or Mandatory Purchase, the Company shall: (i) if the Notes purchased are Physical Notes (as defined in the Indenture), cause such Physical Notes to be surrendered to the Trustee for cancellation and (ii) if the Notes purchased are Global Notes (as defined in the Indenture), cause the beneficial interest in such Global Notes to be cancelled in compliance with the Applicable Procedures (as defined in the Indenture). Upon surrender, the respective Notes shall no longer be considered outstanding under the Indenture.

(d)            The parties hereto agree to use commercially reasonable efforts to incorporate the provisions of this Section 4.19 into the Indenture prior to the Closing Date in a manner which will not adversely affect DTC Eligibility (i.e., an offer to purchase by the Borrower) which, if such provisions are included in the Indenture, shall supersede and replace this Section 4.19 upon execution and delivery of the Indenture.

4.20            Board Designee. At the Closing Date, the Company agrees that it will appoint to its Board of Directors a director designated in advance in writing by Cohanzick (such designee and as such designee may be replaced as provided herein, the “Designee”). The Company further agrees that it will not take action to remove, or recommend the removal of, the Designee without cause therefore. The Designee, once a Director of the Company, shall be entitled to all of the rights enjoyed by other non-employee Directors of the Company, including receipt of information, reimbursement of expenses and coverage under applicable director and officer insurance policies. Further, Cohanzick agrees that it will not propose any individual as the Designee to be a member of the Company’s Board of Directors that is not independent under the rules and regulations of the Trading Market, and whose background does not comply with or would disqualify the Company from complying with (i) applicable securities laws, (ii) contractual obligations to and rules of Trading Market and (iii) the criteria for directors set forth in the then current charter of the Company’s Nominating Committee, and will not disqualify the Company from being able to conduct any public offering or private placement pursuant to either Rule 506 (b) or (c) and any “bad boy” provisions of any state securities laws. To the extent that any Designee who becomes a director and does not satisfy the conditions of the preceding sentence, that person will immediately resign, and Cohanzick will have the right to propose a replacement person to fill such vacancy otherwise in accordance with the terms of this Agreement.

ARTICLE V.

MISCELLANEOUS

5.1            Termination.  This Agreement may be terminated by any Purchaser, as to such Purchaser’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers, by written notice to the other parties, if the Closing has not been consummated on or before December 10, 2022, provided, however, that no such termination will affect the right of any party to sue for any breach by any other party (or parties).

5.2            Fees and Expenses. The Target shall reimburse Cohanzick for its legal fees and expenses. In furtherance of its liability to pay such legal fees and expenses, the Target has paid to Cohanzick a retainer of $100,000 (such amount, the “Retainer”). Any amount of the Retainer not used upon the Closing Date shall be returned to the Target and any amounts owed in excess of the Retainer shall be paid by Target upon the Closing Date. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any conversion or exercise notice delivered by a Purchaser), stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchasers.

5.3            Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. By signing this Agreement, each Purchaser hereby agrees to the provisions of, and hereby agrees to be bound by, the terms and provisions of the Intercreditor Agreement as if such Purchaser was a signatory thereto.

5.4            Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the time of transmission, if such notice or communication is delivered via email attachment at the email address as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the time of transmission, if such notice or communication is delivered via email attachment as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.5            Amendments; Waivers. No provision of this Agreement, the Indenture or any other Transaction Document may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and Purchasers (which, must include Cohanzick so long as Cohanzick holds at least $1 million in Principal Amount of Convertible Notes) which purchased at least 50.1% in interest of the Convertible Notes based on the initial Subscription Amounts hereunder (or, prior to the Closing, the Company and each Purchaser) or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought, provided that if any amendment, modification or waiver disproportionately and adversely impacts a Purchaser (or group of Purchasers), the consent of such disproportionately impacted Purchaser (or group of Purchasers) shall also be required. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. Any proposed amendment or waiver that disproportionately, materially and adversely affects the rights and obligations of any Purchaser relative to the comparable rights and obligations of the other Purchasers shall require the prior written consent of such adversely affected Purchaser. Any amendment effected in accordance with this Section 5.5 shall be binding upon each Purchaser and holder of Securities and the Company.

5.6            Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7            Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser (other than by merger). Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchasers.”

5.8            No Third-Party Beneficiaries. The Placement Agent shall be the third-party beneficiary of the representations and warranties of the Company in Section 3.1, the representations and warranties of the Target in Section 3.2 and the representations and warranties of the Purchasers in Section 3.3. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.10 and this Section 5.8.

5.9            Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Action or Proceeding is improper or is an inconvenient venue for such Proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party shall commence an Action or Proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company under Section 4.10, the prevailing party in such Action or Proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action or Proceeding.

5.10            Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Securities.

5.11            Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such “.pdf” signature page were an original thereof.

5.12            Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.13            Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, that, in the case of a rescission of a conversion of a Convertible Note or exercise of a Warrant, the applicable Purchaser shall be required to return any shares of Common Stock subject to any such rescinded conversion or exercise notice concurrently with the return to such Purchaser of the aggregate exercise price paid to the Company for such shares and the restoration of such Purchaser’s right to acquire such shares pursuant to such Purchaser’s Warrant (including, issuance of a replacement warrant certificate evidencing such restored right).

5.14            Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

5.15            Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any Action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.16            Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.17            Usury. To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any Action or Proceeding that may be brought by any Purchaser in order to enforce any right or remedy under any Transaction Document. Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Company under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Transaction Documents exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Transaction Documents from the effective date thereof forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to any Purchaser with respect to indebtedness evidenced by the Transaction Documents, such excess shall be applied by such Purchaser to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at such Purchaser’s election.

5.18            Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any Proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in its review and negotiation of the Transaction Documents. For reasons of administrative convenience only, each Purchaser and its respective counsel have chosen to communicate with the Company through EGS. EGS does not represent any of the Purchasers and only represents the Placement Agent. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by any of the Purchasers. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company and a Purchaser, solely, and not between the Company and the Purchasers collectively and not between and among the Purchasers.

5.19            Liquidated Damages. The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

5.20            Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.21            Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

5.22            WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

5.23            Effects of the Merger on This Agreement. For the avoidance of doubt, (x) ______ (as defined in the Merger Agreement) from and after the effective time of the Merger, and (y) the Corporation (as defined in the Merger Agreement) from and after the effective time of the Merger, shall each be deemed a successor to the Company and Target with respect to all representations, warranties, obligations, covenants and agreements made by the Company and Target hereunder (including any representations and warranties incorporated by reference to the Merger Agreement by Section 3.1(vv) hereof), with all such representations and warranties deemed made by such successor as though made by it on the applicable date made by the Company and Target hereunder.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Senior Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

PROSOMNUS HOLDINGS, iNC.

By:
Name:
Title:

Address for Notice:

With a copy to (which shall not constitute notice):

LAKESHORE ACQUISITION I CORP.

By:
Name:
Title:

Address for Notice:

With a copy to (which shall not constitute notice):

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR PURCHASER FOLLOWS]

[PURCHASER SIGNATURE PAGES TO PROSOMNUS Senior SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:

Signature of Authorized Signatory of Purchaser:

Name of Authorized Signatory:

Title of Authorized Signatory:

Email Address of Authorized Signatory:

Address for Notice to Purchaser:

Address for Delivery of Securities to Purchaser (if not same as address for notice):

Subscription Amount: $_____________

Principal Amount (1.1111 x Subscription Amount): $_____________

Warrant Shares: _________________

Beneficial Ownership Blocker ☐ 4.99% or ☐ 9.99%

EIN Number: _______________________

[SIGNATURE PAGES CONTINUE]

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